                              THIRD AMENDMENT TO
                          MULTI-TENANT OFFICE LEASE

    THIS THIRD AMENDMENT TO MULTI-TENANT OFFICE LEASE (this "Amendment"), made this 30th day of November, 1995, is made by and between EDB Property Partners L.P. I, a Delaware limited partnership ("Landlord"), and q.a.d., inc., a California corporation ("Tenant").

    R1. WHEREAS, Laurel Larchmont Office, Inc. ("LLO") and Tenant were the original parties to an undated multi-tenant office lease (the "Original Lease") for approximately 57,271 square feet (the "Original Premises") located in suites 103, 105 and 200 East and 200 West of the building located at 10000 Midlantic Drive, Mount Laurel, New Jersey (the "Building"); and

    R2. WHEREAS, the Original Lease has been amended by one unnumbered Amendment to Multi-Tenant Office Lease dated April 26, 1994 (which contains a Rider) and a Second Amendment to Multi-Tenant Office Lease (the "Second Amendment") dated May 30, 1995 (the Original Lease, as amended to date, is herein called the "Lease") which amendments, among other things, expanded the Original Premises to approximately 61,183 square feet (said original expansion space, the "Original Additional Space"; and the Original Premises, as heretofore expanded, the "Premises"); and

    R3. WHEREAS, Landlord is the successor-in-interest to all of LLO's right, title and interest in and to the Lease; and

    R4. WHEREAS, Tenant desires, and Landlord is willing, on the terms and conditions set forth herein, to expand the Premises and lease additional space of approximately 717 square feet (the "New Additional Space") causing the Original Premises to be expanded by a total of 4,629 square feet (the Original Additional Space, together with the New Additional Space, shall hereinafter be referred to as the "Additional Space"); and

    R5. WHEREAS, the parties hereto mutually desire, effective as of the date of execution of this Amendment, to amend the Lease on such terms and conditions as are more fully set forth herein.

    NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

    1. The Lease is hereby further amended as follows:

       A. The term "Additional Space" as used in the Lease, as amended, shall refer to the 4,629 square feet shown as EXHIBIT A-1 annexed hereto and incorporated herein by this reference.

       B. Section 5 (Premises) of the Lease shall be, and the same hereby is, amended by deleting the words "Suite 100 East (the "Additional Space") 3,912 s.f." in the tenth (10th) written line and inserting in their place "Suite 101 East (the "Additional Space") 4,629 s.f." and by deleting the words "Total:
61,183 s.f." in the eleventh (11th) written line and inserting in their place "Total: 61,900 s.f.". The intent of this provision is to add the Additional Space to the definition of "Premises" in the Lease.

       C. EXHIBIT A of the Lease which depicts the Premises shall be, and the same hereby is, amended by deleting therefrom the pages labeled "EXHIBIT A - ADDITIONAL SPACE" attached to the Second Amendment and adding in lieu thereof the page labeled "EXHIBIT A-1 - ADDITIONAL SPACE" attached hereto and incorporated herein by this reference.

       D. Effective as of the Occupancy Date (as defined in Section G of the Second Amendment), Section 8 (Rent), subsection (b) of the Lease shall be, and hereby is, amended by deleting therefrom the fifth (5th) sentence, in its entirety, and inserting in lieu thereof the following sentence:

          "The Tenant's proportionate share is thirty-five and three-tenths (35.3%) percent (61,900 s.f./175,573 s.f. = 35.3%)."

       E. Section 8 (Rent), subsection (c) of the Lease shall be, and hereby is, amended by deleting therefrom the last sentence, in its entirety, and inserting the following sentence in its place:

          "The percentage for the Premises is thirty-five and three-tenths (35.3%) percent."

       F. Section 8 (Rent), subsection (c) of the Lease shall be, and hereby is, amended by adding after the phrase "per sq. ft." each time it appears in said subparagraph the following parenthetical: (based on 4,629 sq. ft.)". It is the intent of the parties that the New Additional Space be included when calculating the Rent to be paid under said subsection (e).

    2. Except as expressly modified by this Amendment, the Lease shall remain unmodified and shall continue in full force and effect.

    3. All capitalized terms used but not defined in this Amendment shall have the same meanings ascribed to them under the Lease.

    4. If any provision of this Amendment is held to be invalid or unenforceable, the same shall not affect the validity or enforceability of the other provisions of this Amendment, which shall continue in full force and effect, as if the invalid or unenforceable provision had been deleted.

    5. This Amendment contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. This Amendment and the Lease may be further amended only in writing signed by both Landlord and Tenant. If any provision of this Amendment conflicts with any provision of the Lease, the provision of this Amendment shall be controlling.

    6. Landlord agrees that the Consent to Sublease dated May 30, 1995 shall be deemed applicable to that certain Amended and Restated Sublease, the form of which is attached hereto as EXHIBIT B and incorporated herein by this reference.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written.

                                  LANDLORD:

                                  EDB Property Partners L.P. I,
                                    a Delaware limited partnership

                                  By: Emmes Laurel Property Corp.,
                                      its general partner

                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                  TENANT:

                                  q.a.d., inc.,
                                    a California corporation

                                  By: /s/ Douglas Marsh
                                      ---------------------------------
                                      Name: Douglas Marsh Dec 7, 1995
                                      Title: VP Operations

                                      [FLOOR PLAN]

                                  EXHIBIT B

                          AMENDED AND RESTATED SUBLEASE

    THIS AMENDED AND RESTATED SUBLEASE ("Amended and Restated Sublease") is entered into as of the ______ day of September, 1995 by and between ORIGIN TECHNOLOGY IN BUSINESS, INC., a Delaware corporation, with its principal place of business at 1105 Schrock Road, Suite 816, Columbus, Ohio 43229 (hereinafter "Sublessee") and qad inc., a California corporation, with its principal place of business at 6450 Via Real, Carpinteria, California, 93013 (hereinafter "Sublessor").

    THE PARTIES ENTER into this Amended and Restated Sublease on the basis of the following facts, intentions and understanding:

    WHEREAS, Sublessor and Sublessee entered into a certain lease dated
July 6, 1994 (the "Original Sublease") covering the Premises (as defined in the Original Sublease); and

    WHEREAS, Sublessor and Sublessee now desire to sublease certain additional premises, for a total of approximately 4,629 square feet on the first floor of the East Wing of 10,000 Midlantic Drive, Mt. Laurel, New Jersey 08054, as outlined on Exhibit "A" and "A1" attached hereto (hereinafter "Subleased Premises") upon the terms, covenants and conditions as hereinafter provided. This subletting is subject to the terms of sublessor's letting of the Subleased Premises by Lease dated 30th day of May, 1995 (The "Lease"). A copy of said lease ("The Lease") is attached hereto as Exhibit "B".

    WHEREAS, Sublessor and Sublessee intend that the terms of this Amended and Restated Sublease Agreement (hereinafter, the "Sublease") amend and restate the terms of the Original Sublease and establish the rights and obligations of the parties with regard to the matters set forth herein from and after the date (the "Execution Date") of execution hereof;

    NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties herein contained, the parties agree as follows:

    1. SUBLEASE.

       a. As of the Execution Date, the Original Sublease shall be hereby amended and restated as set forth in this Amended and Restated Sublease. Hereafter this Amended and Restated Sublease shall govern all the rights and obligations of the parties hereto with respect to the subject matter hereof, and the Original Sublease shall be null and void and of no further force or effect.

       b. Sublessor hereby agrees to lease the Subleased Premises to Sublessee and Sublessee agrees to lease the Subleased Premises from Sublessor on the conditions hereinafter set forth.

    2. CONDITION OF SUBLEASED PREMISES. Sublessee shall accept the Subleased Premises in their existing "AS IS" condition, subject to all applicable municipal, county, state and federal laws, statutes, ordinances, including zoning and regulations governing and relating to the use, occupancy and possession of the Subleased Premises. Sublessee recognizes and agrees that Sublessor shall not be required to perform any work or construction on the Subleased Premises in order to prepare the same for Sublessee's occupancy. By entering the Subleased Premises, Sublessee shall be deemed to accept the Subleased Premises in their condition existing as of the date of such entry.

    3. AMENDED AND RESTATED SUBLEASE SUBJECT TO LEASE. This Amended and Restated Sublease shall be subject to all of the terms, covenants and conditions of the Lease and Sublessee shall assume and perform the obligations of Sublessor as Tenant in the Lease with respect to the Subleased Premises, except for the payment of minimum annual rent contained in the Lease. Sublessee shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any terms, covenants or conditions of the Lease applicable to Sublessee. In the event of any inconsistency between the Lease and the Amended and Restated Sublease, the terms of this Amended and Restated Sublease shall control. All of the terms, covenants and conditions in the Lease are incorporated herein as terms, covenants and conditions of this Amended and Restated Sublease, except for any paragraphs which shall be superseded by this Amended and Restated Sublease. To the extent that the Lease provides that Landlord shall provided services, utilities, insurance, maintenance, repairs or any and all other obligations of Landlord rendered in connection with the operation of the Subleased Premises, Sublessee shall seek recourse first from Landlord by notice to Landlord with a copy simultaneously provided to Sublessor. If Landlord shall not take action after request is made by Sublessee after the passing of any applicable cure period specified in the Lease, then Sublessee may notify Sublessor of such failure. Upon receipt of such notice, Sublessor shall use prompt, reasonable efforts to enforce Sublessor's rights under the Lease for the benefit of Sublessee. Sublessor shall have no duty to perform any obligations of the Landlord under the Overlease and shall under no circumstances be responsible for or liable to Sublessee for any default, failure or delay on the part of the Landlord in the performance of any obligations under the Overlease, nor shall such default of the Landlord affect this Amended and Restated Sublease or waive or defer the performance of any of Sublessee's obligations hereunder. In addition, Sublessee shall have no right to exercise the Renewal Option, Right of First Offer or Early Termination of Lease rights granted pursuant to Exhibit "E", "G" and "H", respectively, of the Lease.

4. TERM. The term ("Term") of this Amended and Restated Sublease shall commence on the date (The Commencement Date) which is the earlier of (i) the date which is one hundred twenty (120) days after the Second Amendment to Multi-Tenant Office Lease (the Second Amendment) is executed by the Sublessor, EDB Property Partners, L.P. III, Landlord under the Lease or (ii) the date on which a final Certificate of Occupancy is obtained by the Sublessee.

      5.   RENT.

           A.    MINIMUM ANNUAL RENT.

                 Sublessee shall pay to Sublessor rental as set forth below:
The date of Amended and Restated Sublease rent schedule is based upon the Overlease anniversary date of September 1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
       TERM               PER SQUARE FOOT            MONTHLY       ANNUAL RENT
                                RATE                   RENT
-------------------------------------------------------------------------------
  Commencement
Date-August 1995    $12.00 (x 4.629 square feet)     $4,629.00      $55,548.00
                            -------                  ---------      ----------
-------------------------------------------------------------------------------
  Year 2: Sept.                $12.00                $4,629.00      $55,548.00
1995-August 1995                                     ---------      ----------
-------------------------------------------------------------------------------
Years 3 through 5:             $12.50                $4,821.88      $57,862.50
 Sept 1996 to Aug                                    ---------      ----------
      1999
-------------------------------------------------------------------------------
 Years 6 and 7:                $13.00                $5,014.75      $60,177.00
Sept 1999 to Aug                                     ---------      ----------
     2001
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

payable on the first business day of each month during the term of this Amended and Restated Sublease except that the first month's rent shall be payable upon the execution of this Amended and Restated Sublease.

Notwithstanding the forgoing, provided Sublessee is not in default of this Amended and Restated Sublease, if the Leased Premises Commencement Date is earlier than ninety (90) days after the Second Amendment is executed, then Sublessee shall not be obligated to pay rent for the Leased Premises until the thirtieth (30th) day after such Leased Premises Commencement Date AND if the Leased Premises Commencement Date is on or after such ninetieth (90th) day, the Sublessee shall not be obligated to pay rent for the Subleased Premises until the date which is one hundred twenty (120) days after the Second Amendment is executed.


b. In addition to the minimum annual rental, Sublessee shall pay to Sublessor its proportionate share of all operating costs incurred during each calendar year (prorated where appropriate) during the term of this Sublease.

                 This operating cost shall be estimated by Sublessor at the commencement of occupancy and Sublessee shall pay to Sublessor in addition to the basic rent and on the same day provided in paragraph 5(a) 1/12 thereof. The estimated operating cost for the year in which this Lease commences is $7.00 per rentable square foot. The operating expenses shall include all costs normally incurred in the maintenance and operation of an office building, less any charges invoiced directly to other tenants in the building and shall include:

                 i. Real estate taxes assessed on the building, land underlying same, parking areas or other common elements including any assessments or municipal improvements;

                 ii. All costs and expense directly related to the operation of the building including preparing units for rental, lighting, cleaning, insuring, removing snow, ice and debris, policing and regulating traffic in the area immediately adjacent to the building and depreciation of machinery and equipment used for such operation;

                 iii. All costs and expense, other than those of a capital nature, or replacing paving, curbs, walkways, landscaping (including replanting and replacing flowers and other planting), drainage and lighting facilities in the building and areas immediately adjacent thereto;

                 iv. Electricity and fuel used in lighting, heating, ventilating, and air conditioning of the Premises;

                 v. Maintenance and mechanical and electrical equipment including heating, ventilating and air conditioning equipment in the Premises;

                 vi. Window cleaning and janitorial service, including janitorial equipment and supplies;

                 vii. Maintenance of elevators, rest rooms, lobbies, hallways and other common areas of the building;

                 viii. Wages for personnel directly involved in the building management and operating, including all taxes payable by Sublessor thereon and fringe benefits;

                 ix.    Water and sewer rents, charges and standby fees;

                 x. Accounting fees, management fees and legal fees which directly benefit the overall operation of the building, it is expressly agreed that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision; and

                 xi. All costs associated with maintaining, operating and monitoring any security system or sprinkler system.

           c. In determining operating expenses, if less than 95% of the rentable area of the building has been occupied by tenants for more than thirty (30) days during such year, operating expenses shall be deemed for such year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy of the building been 95% throughout such year, as reasonably determined by Landlord.

           d. Rent shall be paid to the Sublessor at 10000 Midlantic Drive, Mount Laurel, New Jersey 08054, or at such other place or places as Sublessor may from time to time direct.

           e. Sublessee shall not request Landlord to provide services, materials or supplies in excess of the basic services, which Landlord is obligated to provide under the Lease without first obtaining the written consent of Sublessor, which consent shall not be unreasonably withheld. Upon notification to Sublessor by Sublessee of termination of any services, or impairment of any services, Sublessor shall immediately notify Landlord in accordance with the notice provision of the Lease.

           f. Sublessee shall pay to Sublessor as additional rent, within ten (10) days after demand therefore by Sublessor, any and all other additional rent payments and sums due pursuant to the lease.

     6. LATE PAYMENT. Rent is due and payable on or before the first day of each month. Rent received after the tenth (10th) of the month is subject to a late charge of ten (10%) percent of the monthly payment which charge must accompany rent. An additional charge will be made for checks returned for insufficient funds.

     7.    INSURANCE.

           a. Sublessee shall carry and maintain during the entire term of the Sublease the insurance required pursuant to the Lease. In addition, Sublessee shall name Sublessor as an additional insured with respect to said insurance.

           b. Sublessee shall, prior to the commencement of the term, and during the term, thirty (30) days prior to the expiration of the policy of insurance, furnish to Sublessor and Landlord certificates evidencing such coverage, which certificates shall state that such insurance coverage may not be changed or canceled without at least ten (10) days' prior written notice to Sublessor and Landlord.

     8. DEFAULT. In the event Sublessee shall breach any of the terms, covenants or conditions of this Amended and Restated Sublease or the Lease, then, in that event, in addition to the remedies Landlord may have against Tenant for Tenant default in the Lease, Sublessor shall have the right to enter and retake the Subleased Premises and terminate Sublessee's interest under this Amended and Restated Sublease. If Sublessee defaults under the Lease, Sublessee shall indemnify, defend by counsel acceptable to Sublessor and hold Sublessor harmless from and against all damages resulting from such default. If Sublessee defaults under Sublessee's obligations under this Amended and Restated Sublease and Sublessor fulfills any of Sublessee's obligations in order to prevent Sublessee from being in default, Sublessee shall immediately reimburse Sublessor for (i) the amount of Minimum Annual Rent, (ii) all amounts attributable to Additional Rent and (iii) all other costs and expenses incurred by Sublessor in fulfilling Sublessee's obligations in the Sublease and the Lease, together with interest on those sums at the rate of one percent (1%) per month (but in no event at a rate in excess of that permitted by law) from the date due thereof until paid, and the amount of such interest shall be deemed Additional Rent hereunder.

     9. ALTERATIONS. Sublessee shall not make or suffer to be made any alterations, additions or improvements in, on or to the Subleased Premises without the prior written consent of Sublessor and Landlord. In the event Sublessor and Landlord consent to the making of any such alteration, addition or improvement by Sublessee, the same shall be made by Sublessee at its sole cost and expense, and any contractor or person selected by Sublessee to make the same shall first be approved in writing by Sublessor and Landlord. Upon the expiration or sooner termination of this Amended and Restated Sublease, Sublessee shall, upon demand by Sublessor, at Sublessee's sole cost and expense, with all due diligence, repair and restore the Subleased Premises to their original condition, ordinary wear and tear excepted.

     10. HOLDING OVER. Sublessee will, at the termination of this Amended and Restated Sublease by lapse of time or otherwise, yield up immediately possession to Sublessor and Landlord. If Sublessee retains possession of the Subleased Premises or any part thereof after such termination, then Sublessee shall pay to Sublessor all damages sustained by Sublessor resulting from retention of possession by Sublessee.

     11. SUBLESSOR COVENANTS. Sublessor covenants to promptly pay when due all rents due and accruing to Landlord and in the event that it fails to promptly remit said rent to Landlord, Sublessor specifically authorizes and directs Sublessee, upon Sublessee's receipt of due written demand from Landlord, to remit the rent hereunder directly to Landlord and said remittance shall be deemed in lieu of the rent obligations herein contained.

     12. INDEMNIFICATION. Sublessee shall indemnify Sublessor and hold Sublessor harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with Sublessee's use and possession of the Leased Premises, or by arising out of the failure of Sublessee, its agents, contractors or employees to perform any covenant, term or condition of the Lease or Sublease to be performed by Sublessee. Sublessor shall indemnify Sublessee and hold Sublessee harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of the failure of Sublessor to perform any covenant, term or condition of the Lease to be performed by Sublessor thereunder.

     13. ATTORNEYS' FEES. If either party shall commence an action against the other party in order to enforce any term, covenant or condition of this Amended and Restated Sublease, the prevailing party shall be entitled to recover from the losing party the costs and expenses of such action, including reasonable attorneys' fees to be set by the court in such action.

     14. BROKER. Sublessee warrants and represents to Sublessor that it has dealt with no broker or real estate agent or made no agreement or created any liability with respect to this Amended and Restated Sublease and/or the Subleased Premises or in connection with the payment of brokerage or other commissions other than Jackson-Cross ONCOR International, and Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against all liability, cost, or expense arising out of the claims of any other broker or real estate agent claiming by, through or under Sublessee for a commission in connection with this Amended and Restated Sublease and/or the transaction contemplated by this Sublease.

     10. HOLDING OVER. Sublessee will, at the termination of this Amended and Restated Sublease by lapse of time or otherwise, yield up immediately possession to Sublessor and Landlord. If Sublessee retains possession of the Subleased Premises or any part thereof after such termination, then Sublessee shall pay to Sublessor all damages sustained by Sublessor resulting from retention of possession by Sublessee.

     11. SUBLESSOR COVENANTS. Sublessor covenants to promptly pay when due all rents due and accruing to Landlord and in the event that it fails to promptly remit said rent to Landlord, Sublessor specifically authorizes and directs Sublessee, upon Sublessee's receipt of due written demand from Landlord, to remit the rent hereunder directly to Landlord and said remittance shall be deemed in lieu of the rent obligations herein contained.

     12. INDEMNIFICATION. Sublessee shall indemnify Sublessor and hold Sublessor harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of or in connection with Sublessee's use and possession of the Leased Premises, or by arising out of the failure of Sublessee, its agents, contractors or employees to perform any covenant, term or condition of the Lease or Sublease to be performed by Sublessee. Sublessor shall indemnify Sublessee and hold Sublessee harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys' fees, arising out of the failure of Sublessor to perform any covenant, term or condition of the Lease to be performed by Sublessor thereunder.

     13. ATTORNEYS' FEES. If either party shall commence an action against the other party in order to enforce any term, covenant or condition of this Amended and Restated Sublease, the prevailing party shall be entitled to recover from the losing party the costs and expenses of such action, including reasonable attorneys' fees to be set by the court in such action.

     14. BROKER. Sublessee warrants and represents to Sublessor that it has dealt with no broker or real estate agent or made no agreement or created any liability with respect to this Amended and Restated Sublease and/or the Subleased Premises or in connection with the payment of brokerage or other commissions other than Jackson-Cross ONCOR International, and Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from and against all liability, cost, or expense arising our of the claims of any other broker or real estate agent claiming by, through or under Sublessee for a commission in connection with this Amended and Restated Sublease and/or the transaction contemplated by this Sublease.

     15. EARLY TERMINATION OF SUBLEASE. Notwithstanding anything to the contrary contained in this Amended and Restated Sublease, Sublessor or Sublessee, at its option, may terminate this Amended and Restated Sublease effective at anytime after end of the twenty-fourth (24th) month of the term, provided, as a condition of such termination, Sublessor or Sublessee gives written notice to the other at least sixty (60) days prior to the proposed date of termination, which shall be after the twenty-fourth (24th) month of the term and anytime thereafter up to August 31, 2001, in which event the Amended and Restated Sublease shall terminate as of the expiration of the date set forth in such notice. Sublessee shall have no termination right as provided herein in the event the Sublessee has defaulted under any of the obligations of Sublessee under and pursuant to the Lease or this Amended and Restated Sublease.

     16. NOTICES. All notice or demands of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed to be delivered seventy-two (72) hours after depositing the notice or demand in the United States Mail, certified or registered, postage prepaid, addressed to the parties as follows:

To Sublessor:      qad.inc
                   10000 Midlantic Drive, Suite 200
                   Mount Laurel, NJ 08054

To Sublessee:      Origin Technology in Business, Inc.
                   1105 Schrock Road, Suite 816
                   Columbus, OH 43229

or to any other address provided to the other party in writing.

     17. LANDLORD'S CONSENT. This Amended and Restated Sublease is subject to Landlord's consent and shall be of no effect unless and until this Amended and Restated Sublease has been accepted and agreed to by Landlord.

     18. ASSIGNMENT. Without the prior written consent of Sublessor, which may be withheld by Sublessor in its sole discretion, neither Sublessee, nor Sublessee's legal representatives or successors in interest shall, by operation of law, merger, or otherwise, further sublet the Subleased Premises or assign or mortgage this Amended and Restated Sublease. If Sublessee is a corporation, none of its capital stock shall be transferred voluntarily or by operation of law without Sublessor's written consent. Any consent by Sublessor to any act of assignment shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Sublessee, or the legal representatives or assigns of Sublessee, to obtain from Sublessor consent to any other or subsequent assignment, or as modifying or limiting the rights of Sublessor under the foregoing covenant by Sublessee not to assign without such consent.

     19. EFFECT. This Amended and Restated Sublease shall be binding upon the parties hereto, their heirs, executors, legal representatives, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

     20. FORUM. This Amended and Restated Sublease shall be governed by the laws of the state in which the Premises is located.

     21. MODIFICATION. This Amended and Restated Sublease may not be modified or amended except by a written agreement executed by the parties hereto.

     IN WITNESS WHEREOF, this Sublease Agreement has been executed on the date and year first written.

                 SUBLESSOR                            SUBLESSEE

                  qad.inc                     ORIGIN TECHNOLOGY
                                                      IN BUSINESS, INC.


   By: /s/ Douglas Marsh KL             By: /s/
       ------------------------------       ------------------------------

Title:   VP OPERATIONS               Title:   VP
       ------------------------------       ------------------------------

 Date:   DEC 7, 1995                  Date:   11/30/95
       ------------------------------       ------------------------------